                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                        DIAGNOSTIC PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]
                             5700 WEST 96TH STREET
                             LOS ANGELES, CA 90045

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 25, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company's offices at 5700 West 96th Street, Los Angeles, California, on May 25, 1999, at 2:30 p.m. local time, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Dr. Sigi Ziering, Sidney A. Aroesty, Maxwell H. Salter, Dr. James D. Watson, Michael Ziering and Frederick Frank.

     2. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, March 31, 1999, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary
April 5, 1999

                     [DIAGNOSTIC PRODUCTS CORPORATION LOGO]


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 1999

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Diagnostic Products Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the Company's executive offices located at 5700 West 96th Street, Los Angeles, California, on May 25, 1999, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about April 8, 1999.

     The expenses for soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                               VOTING PROCEDURES

     Only shareholders of record of the Company's Common Stock at the close of business on March 31, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting, 13,676,129 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

     All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder or, if no vote is indicated, the proxy will be voted FOR the Board of Directors' nominees for director. As to any other matter of business which may properly be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment and discretion of the person or persons voting the same, although management does not presently know of any such other matter of business. A shareholder has the power to revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

     If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. See "Election of Directors."

                             ELECTION OF DIRECTORS

     The shareholders are being asked to elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors' nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     The following information is supplied with respect to the nominees:

                                                     PRINCIPAL                    DIRECTOR
            NAME              AGE                   OCCUPATION                     SINCE
----------------------------  ---   -------------------------------------------   --------
Sigi Ziering, Ph.D.           71    Chairman of the Board,                          1973
                                    Chief Executive Officer
Sidney A. Aroesty             52    Senior Vice President, Operations               1981
Maxwell H. Salter             79    Chairman of the Board and Chief                 1982
                                    Executive Officer, Benos
James D. Watson, Ph.D.        70    President, Cold Spring Harbor Laboratory        1987
Michael Ziering               42    President and Chief Operating Officer           1994
Frederick Frank               66    Vice Chairman, Lehman Brothers Inc.             1996

     Dr. Sigi Ziering joined the Company as treasurer and director in 1973 and has served as Chief Executive Officer since 1974. Dr. Ziering holds a Ph.D. in Theoretical Physics from Syracuse University.

     Mr. Aroesty joined the Company in 1978. He served as Executive Vice President and Chief Operating Officer from 1982 through 1988 and as President and Chief Operating Officer from 1989 to 1994. He served as a consultant to the Company from 1994 until his election as Senior Vice President, Operations in September 1997.

     Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

     Dr. Watson was the Director of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center, from 1968 until he became President in 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation and SIBIA Neurosciences, Inc.

     Mr. Michael Ziering, an attorney, joined the Company in 1986 as legal counsel. He served as Vice President-Administration from 1988 until his election as President and Chief Operating Officer in September 1994.

     Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security

Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Automated Call Processing, Digital Arts & Sciences, Inc., and Physician Computer Network. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, a Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

     Sigi Ziering and Marilyn Ziering, an executive officer, are husband and wife, and Michael Ziering is their son. See "Ownership of Common Stock" for information concerning the beneficial ownership of the Company's Common Stock by nominees for director.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four meetings in 1998. The members of the Executive Committee are Sigi Ziering, Michael Ziering and Maxwell H. Salter. The Executive Committee may exercise the full authority of the Board, subject to certain statutory limitations. The Audit Committee, comprised of Frederick Frank and Maxwell H. Salter, is responsible for periodically reviewing the financial condition and the results of audit examinations of the Company with its independent public accountants. The Audit Committee met twice during 1998. The Compensation Committee, comprised of Frederick Frank, Maxwell Salter and Louis Colen (a shareholder of the Company), is responsible for reviewing and recommending the approval to the Board of Directors of compensation of the officers of the Company. The Compensation Committee met once during 1998. The Stock Option Committee, comprised of Maxwell H. Salter and Sigi Ziering, is responsible for administering the Company's Stock Option Plans and approving option grants, except that the Compensation Committee has authority to take action with respect to stock option grants to Sigi Ziering. The Board of Directors has not designated a nominating committee.

COMPENSATION OF DIRECTORS

     In 1998, non-employee directors of the Company received director's fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. Non-employee directors were also reimbursed their out-of-pocket expenses for attending Board and Committee meetings. In 1998, Messrs. Frank and Watson were each granted 10,000 options with an exercise price of $26.75 per share (the fair market value on the date of grant) and a term of 10 years, which vest at the rate of 33 1/3% per year beginning one year after the date of grant.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

         NAME             AGE                           POSITION
----------------------    ---        -----------------------------------------------
Sigi Ziering, Ph.D.       71         Chairman of the Board and Chief Executive
                                     Officer
Michael Ziering           42         President and Chief Operating Officer
Sidney A. Aroesty         52         Senior Vice President, Operations
Said El Shami             56         Senior Vice President, Research and
                                     Development and Chief Scientific Officer
Marilyn Ziering           67         Vice President, Marketing Communications
                                     and Secretary
Julian R. Bockserman      62         Vice President, Finance
Kathy J. Maugh            54         Vice President, Operations
Nico Arnold               47         Vice President, Sales and Marketing

     For information concerning the business experience of Sigi Ziering, Michael Ziering and Sidney A. Aroesty, see "Election of Directors."

     Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

     Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

     Mr. Bockserman, a Certified Public Accountant, joined the Company in 1982 as Controller and was elected Chief Financial Officer in 1982 and Vice President, Finance in 1983.

     Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company's product support group. She was promoted to Director of Product Support in 1990 and elected Vice President, Operations in 1992.

     Mr. Arnold was elected Vice President, Sales and Marketing, effective February 1, 1998. Mr. Arnold joined the Company's Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company's affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van't Hoff Institute, Rotterdam, The Netherlands.

     Officers of the Company serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides compensation information with respect to the Chief Executive Officer and the four other most highly paid persons who were executive officers at December 31, 1998 (the "Named Officers") for services in all capacities during fiscal years 1998, 1997 and 1996.

                                                   ANNUAL                    LONG-TERM
                                                COMPENSATION               COMPENSATION
                                       -------------------------------    ---------------
                                                            OTHER           SECURITIES
                                                           ANNUAL           UNDERLYING          ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     COMPENSATION(1)      OPTIONS(#)      COMPENSATION($)(2)
 ---------------------------    ----   -------------   ---------------    ---------------   ------------------
Sigi Ziering                    1998      385,000            --                     0             16,000
  Chief Executive Officer       1997      370,000            --                     0             16,000
                                1996      370,000            --                     0             11,327

Michael Ziering                 1998      220,000            --                20,000             16,000
  President and Chief           1997      210,000            --                20,000             16,000
  Operating Officer             1996      200,000            --                     0             15,000

Sidney A. Aroesty               1998      200,000        26,800                10,000             16,000
  Senior Vice President,        1997      131,000            --                15,000                  0
  Operations(3)

Said El Shami                   1998      266,000            --                20,000             16,000
  Senior Vice President,        1997      256,000            --                     0             16,000
  Research and Development      1996      244,000            --                     0             15,000

Julian R. Bockserman            1998      180,000            --                     0             16,000
  Vice President, Finance       1997      171,000            --                10,000             16,000
                                1996      163,000            --                     0             15,000

---------------

(1) The amount for Mr. Aroesty represents $19,800 for apartment rental expenses and $7,000 for the approximate value of automobile-related compensation. While the other Named Officers enjoy certain perquisites, the amounts did not exceed 10% of any such person's salary in 1998 and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) The amounts in this column represent Company contributions to the Pension and/or Profit Sharing Plans in which all of the Company's employees are eligible to participate.

(3) Mr. Aroesty was elected an executive officer in September 1997. His 1997 salary amount includes consulting payments prior to September 1997.

RETIREMENT AGREEMENT

     Upon his retirement, the Company has agreed to pay Dr. Ziering, or his surviving relatives, $3,000 per month for 120 months. Dr. Ziering has agreed not to compete with the Company while he receives such monthly payments, and he has also agreed to provide consulting services after his retirement. Discharge for cause will void the retirement payments to Dr. Ziering.

FISCAL YEAR 1998 OPTION GRANTS

     Shown below is information regarding options granted to the Named Officers in 1998.

                                                                                        POTENTIAL REALIZABLE
                                                                                                VALUE
                                                                                          AT ASSUMED ANNUAL
                                                                                                RATES
                             NUMBER OF       % OF TOTAL                                    OF STOCK PRICE
                            SECURITIES        OPTIONS                                       APPRECIATION
                            UNDERLYING       GRANTED TO      EXERCISE                    FOR OPTION TERM(3)
                              OPTIONS        EMPLOYEES       PRICE PER    EXPIRATION    ---------------------
          NAME             GRANTED(#)(1)   IN FISCAL YEAR   SHARE($)(2)      DATE         5%($)      10%($)
-------------------------  -------------   --------------   -----------   ----------    ---------   ---------
Sigi Ziering                       0             --               --            --            --          --

Michael Ziering               20,000            9.0%           26.75      12/07/08       336,460     852,650

Sidney A. Aroesty             10,000            4.5            26.75      12/07/08       168,230     426,325

Said El Shami                 20,000            9.0            28.94      05/05/08       364,004     922.458

Julian R. Bockserman               0             --               --            --            --          --

---------------

(1) The options vest at the rate of 10% per year beginning one year after the date of grant. The options are subject to termination before the expiration date in the event of termination of employment, death and certain corporate events. Under the terms of the Company's stock option plans, the Stock Option Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee's immediate family, charitable institutions or certain related trusts or other entities.

(2) Market value on the date of grant.

(3) These values were determined in accordance with rules suggested by the SEC and are not intended to forecast the prices at which the Company's Common Stock could trade in the future. The actual realized value will depend on the amount by which the sales price of the shares exceeds the exercise price.

1998 OPTION EXERCISES AND YEAR-END OPTION VALUES

     Shown below is information regarding options exercised during 1998 and holdings of unexercised stock options at December 31, 1998 by the Named Officers.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                               SHARES                          DECEMBER 31, 1998(#)         DECEMBER 31, 1998($)(1)
                             ACQUIRED ON        VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE(#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -------------   -------------   -----------   -------------   -----------   -------------
Sigi Ziering                         0                0            0              0                0             0

Michael Ziering                 10,000           70,600       20,000         70,000           98,250       263,000

Sidney A. Aroesty                    0                0        4,999         20,001           13,540        70,835

Said El Shami                   10,000           70,600       32,000         20,000          356,000        43,760

Julian R. Bockserman            10,000           95,940       18,000          8,000          181,750        15,000

---------------

(1) Represents the difference between the aggregate market value on December 31, 1998 ($31.125 per share) and the aggregate exercise price of options that had an exercise price of less than $31.125.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies are administered by the Compensation Committee and the Stock Option Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The Compensation Committee's decisions are subject to ratification by the Board of Directors. The Stock Option Committee administers the Company's stock option plans and is responsible for decisions concerning stock option recipients and the timing, pricing and amount of stock options which are granted, except that the Compensation Committee has the authority to take action with respect to option grants to Sigi Ziering, Chief Executive Officer.

     The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are usually awarded only in extraordinary circumstances when, in the Compensation Committee's judgment, the Company or a particular executive had meritorious performance during the prior year. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Committee determines the stock option component.

     The Compensation Committee increased Dr. Ziering's salary for 1998 from $370,000 to $385,000 based on the Company's financial performance in 1997 and his contribution to such performance. At Dr. Ziering's request, the Compensation Committee had not increased his salary for the years 1995 through 1997.

     The 1998 salaries of the Company's other executive officers were principally based on the Chief Executive Officer's recommendations, which reflected his assessment of the nature of each officer's position, contribution to the Company's overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company's overall financial performance in 1997. The Company does not establish targets or financial performance standards. The recommended salary increases for executive officers were generally in line with Company-wide employee compensation increases for 1998.

     The objective of the Stock Option Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually, but are awarded in recognition of outstanding performance, based on the Committee's and management's subjective evaluations, and as an incentive to attract new executives. When the Stock Option Committee decides to grant options, it also takes into account the amount and values of outstanding options and the amount of Common Stock held by the executive. Based on their performance and the Chief Executive Officer's recommendations, the Committee awarded stock options to four executive officers in 1998.

     Section 162 of the Internal Revenue Code eliminates the deductibility of most compensation over $1 million per year paid to certain top executives of publicly-held corporations unless certain criteria are satisfied. The Company's Stock Option Plans are not exempt from the deduction limits of Section 162. The current level of executive compensation, including the current value of exercisable options which are not exempt from the deductibility limits, does not exceed the deductibility limit. The Compensation Committee will, however, continue to evaluate whether future compliance with the deductibility requirements of Section 162 would be appropriate.

     The Company also maintains broad-based employee benefit plans in which executive officers participate on the same terms as other employees. For fiscal year 1998, the Company contributed the required 10% of participants' compensation to its Pension Plan, but made no contribution to the Profit Sharing Plan. Certain executive officers, including the Chief Executive Officer, received reduced amounts due to limitations imposed by the Internal Revenue Code.

            The Compensation Committee
                Louis Colen
                Maxwell H. Salter
                Frederick Frank

            The Stock Option Committee
                Maxwell H. Salter
                Sigi Ziering


               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION AND RELATED TRANSACTIONS

     During 1998, the members of the Compensation Committee were Frederick Frank and Maxwell H. Salter, both of whom are non-employee directors of the Company, and Louis Colen, a shareholder of the Company. Frederick Frank, a director of the Company, is Vice Chairman of Lehman Brothers, Inc., an investment banking firm which has performed services for the Company in the past and which may, from time to time, provide services to the Company in the future. See also "Election of Directors -- Compensation of Directors."

     During 1998, the members of the Stock Option Committee were Maxwell H. Salter, a non-employee director of the Company, and Sigi Ziering, Chief Executive Officer of the Company. Dr. Ziering is the husband of Marilyn Ziering and the father of Michael Ziering, both of whom are executive officers of the Company. As Vice President, Marketing Communications, Marilyn Ziering receives an annual salary of $125,000. Ira Ziering, son of Dr. and Mrs. Ziering and brother of Michael Ziering, is employed as President of the Company's wholly owned distributor in France, at an annual salary of approximately $120,000.

     Since 1981, the Company has leased its principal offices from a partnership comprised of Dr. Sigi Ziering, Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Dr. and Mrs. Ziering who are shareholders of the Company. During 1998, the Company paid $966,000 in rent to the Ziering partnership. The lease expires on December 31, 2002.

                          DPC STOCK PRICE PERFORMANCE

     Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company's Common Stock for the five years ended December 31, 1998, with the S&P Composite-500 Stock Index, the S&P Midcap Medical Products Index and the S&P Small Cap Medical Products Index.

                                                               HEALTH CARE (MEDICAL
                                        DIAGNOSTICI PRODUCTS   PRODUCTS & SUPPLY)-    HEALTH CARE (MEDICAL
                                            CORPORATION                MID            PRODS & SUPP)-SMALL       S&P 500 INDEX
                                        --------------------   --------------------   --------------------      -------------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                         143.67                 128.87                  94.93                 101.32
'1995'                                         209.99                 178.71                 139.87                 139.40
'1996'                                         145.46                 189.13                 142.70                 171.40
'1997'                                         158.60                 235.73                 166.84                 228.59
'1998'                                         181.00                 333.46                 178.43                 293.91

     The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1993. The annual amounts are based on monthly compounding with dividends reinvested.

     The Company was advised by Standard & Poor's that it was moved from the Midcap to the Small Cap Medical Products Index effective March 26, 1998.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of February 26, 1999, with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company and by all current directors and executive officers as a group.

                                                NUMBER              PERCENTAGE
                  NAME*                        OF SHARES            OWNERSHIP
                  -----                        ---------            ----------
Sigi and Marilyn Ziering                       2,462,456(1)(2)         18.0%
  5700 West 96th Street
  Los Angeles, California 90045
Maxwell H. Salter                                340,233(3)             2.5%
Sidney A. Aroesty                                 99,999(2)(4)           **
Dr. James D. Watson                               49,383(5)              **
Michael Ziering                                  281,028(6)             2.1%
Frederick Frank                                   33,333(7)              **
Julian R. Bockserman                              67,000(2)(8)           **
Said El Shami                                     44,000(9)              **
All directors and executive officers
  as a group (11 persons)                      3,331,172(10)           24.1%
Louis Colen                                      901,400                6.6%
  2727 Krim Drive
  Los Angeles, California 90064
The Kaufmann Fund, Inc.                          768,400(11)            5.6%
  140 E. 45th Street
  New York, New York 10017

------------

   * Includes addresses of 5% or more shareholders.
  ** Less than 1%.

 (1) Dr. and Mrs. Ziering, husband and wife, hold their shares in a revocable family trust of which they are co-trustees; excludes 18,200 shares owned by Dr. Ziering's mother who resides with Dr. and Mrs. Ziering and as to which beneficial ownership is disclaimed.

 (2) Includes 30,000 shares owned by the Company's Profit Sharing Plan over which Sigi Ziering, Sidney A. Aroesty and Julian R. Bockserman, as trustees, have shared voting and investment power. Beneficial ownership is disclaimed except as to each person's proportionate interest in such plan. These shares are counted once in the total number of shares held by all directors and executive officers as a group.

 (3) Includes 3,333 shares subject to options which are exercisable within 60 days.

 (4) Includes 9,999 shares subject to options which are exercisable within 60 days.

 (5) Includes 32,983 shares subject to options which are exercisable within 60 days.

 (6) Includes 20,000 shares subject to options which are exercisable within 60 days, and 325 shares held by Mr. Ziering's wife, as to which beneficial ownership is disclaimed.

 (7) Includes 33,333 shares subject to options which are exercisable within 60 days.

 (8) Includes 18,000 shares subject to options which are exercisable within 60 days.

 (9) Includes 32,000 shares subject to options which are exercisable within 60 days.

(10) See Notes above. Also includes 13,740 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(11) Holdings at December 31, 1997 as reported in a Schedule 13G filed with the Securities and Exchange Commission.

                             THE COMPANY'S AUDITORS

     It is the current intention of the Company's Board of Directors to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 1998. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement and proxy for the Annual Meeting of Shareholders to be held in 2000, such proposal must be received no later than the close of business on December 10, 1999, at 5700 West 96th Street, Los Angeles, California 90045, Attention: Corporate Secretary, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

     If a shareholder submits a proposal at the Company's Annual Meeting of Shareholders to be held in 2000 other than in accordance with Rule 14a-8 and does not provide notice of such proposal to the Company by February 24, 2000, the holders of any proxy solicited by the Company's Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies have authority to vote on such matters in accordance with their judgment and discretion.

                                         By Order of the Board of Directors

                                              MARILYN ZIERING
                                                 Secretary

Los Angeles, California
April 5, 1999

PROXY




                        DIAGNOSTIC PRODUCTS CORPORATION

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 25, 1999

The undersigned hereby appoints DR. SIGI ZIERING and MICHAEL ZIERING, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 31, 1999, at the Annual Meeting of Shareholders of said Company to be held on May 25, 1999, or any adjournment thereof, as designated herein.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)





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
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
                                                                                                                    PLEASE MARK
                                                                                                                  YOUR VOTES AS
                                                                                                                   INDICATED IN
                                                                                                                   THIS EXAMPLE. [X]
                                                           FOR ALL           WITHHOLD
                                                       NOMINEES LISTED      AUTHORITY
                                                        BELOW (EXCEPT    TO VOTE FOR ALL
                                                       AS MARKED TO THE      NOMINEES
1. ELECTION OF DIRECTORS                                CONTRARY BELOW)    LISTED BELOW
   Nominees: Dr. Sigi Ziering, Sidney A. Aroesty,            [  ]              [   ]        2. IN THEIR DISCRETION, THE PROXIES ARE
             Maxwell H. Salter, Dr. James D. Watson,                                           AUTHORIZED TO VOTE ON SUCH OTHER
             Michael Ziering, Frederick Frank                                                  MATTERS AS MAY PROPERLY COME BEFORE
                                                                                               THE MEETING OR ANY ADJOURNMENT
   To withhold authority to vote for any individual nominee,                                   THEREOF.
   write that nominee's name on the space provided below.
                                                                                            THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                                                            BOARD OF DIRECTORS OF DIAGNOSTIC
   ______________________________________________________                                   PRODUCTS CORPORATION. IF NO VOTE IS
                                                                                            INDICATED, THIS PROXY WILL BE VOTED WITH
                                                                                            AUTHORITY FOR THE ELECTION OF THE
                                                                                            DIRECTORS NAMED ABOVE.

                                                                                            YOU ARE URGED TO DATE, SIGN AND PROMPTLY
                                                                                            RETURN THIS PROXY IN THE ENVELOPE
                                                                                            PROVIDED. IT IS IMPORTANT FOR YOU TO BE
                                                                                            REPRESENTED AT THIS MEETING. THE
                                                                                            EXECUTION OF YOUR PROXY WILL NOT AFFECT
                                                                                            YOUR RIGHT TO VOTE IN PERSON IF YOU ARE
                                                                                            PRESENT AT THE MEETING.


Signature(s) _____________________________________________________________________________   Date _________________________________
IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.
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